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                                                                    Exhibit 99.2
                                                                  EXECUTION COPY


                                VOTING AGREEMENT


                  VOTING AGREEMENT, dated as of June 22, 1999 (this "AGREEMENT"), by and among Metromedia Fiber Network, Inc., a Delaware corporation ("PARENT") and the stockholders of AboveNet Communications Inc., a Delaware corporation (the "COMPANY") listed on the signature pages hereto (each, a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").

                  WHEREAS, the Company and Parent propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides for, among other things, the merger of a wholly-owned subsidiary of Parent with and into the Company (the "MERGER");

                  WHEREAS, as of the date hereof, the Shareholders are holders of record or Beneficially Own (as defined herein) shares of common stock, par value $.001 per share, of the Company ("COMPANY COMMON STOCK"); and

                  WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that each Shareholder agrees, and in order to induce Parent to enter into the Merger Agreement, each Shareholder has agreed, severally and not jointly, to enter into this Agreement with respect to all of the shares of Company Common Stock now held of record or Beneficially Owned and which may hereafter be acquired by such Shareholder (collectively, the "SHARES").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Section 1.1 GENERAL. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

                  Section 1.2 BENEFICIAL OWNERSHIP. For purposes of this Agreement, "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

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                                                ARTICLE II

                  Section 2.1 VOTING AGREEMENT. Each of the Shareholders hereby agrees as follows:

                           (a) to appear, or cause the holder of record on any applicable record date with respect to any Shares Beneficially Owned by such Shareholder (the "RECORD HOLDER") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, Merger Agreement or any transaction contemplated thereby are considered; and

                           (b) at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, to vote, or cause to be voted by the Record Holder, in person or by proxy, the Shares held of record or Beneficially Owned by such Shareholder: (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement and (ii) against any proposal for any extraordinary corporate transaction, such as a recapitalization, dissolution, liquidation, or sale of assets of the Company or any merger, consolidation or other business combination (other than the Merger) between the Company and any Person (other than Parent or a subsidiary of Parent) or any other action or agreement in each case that is intended or which reasonably could be expected to (x) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (y) result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or (z) materially impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement.

                  Section 2.2 NO OWNERSHIP INTEREST. Except as set forth in
Section 2.1, nothing contained in this Voting Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Shareholders, and Parent shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholders in the voting of any of the Shares except as otherwise provided herein, or the performance of the Shareholders' duties or responsibilities as stockholders of the Company.

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                  Section 2.3 EVALUATION OF INVESTMENT. Each Shareholder, by
reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of the investment in shares of common stock, par value $.01 per share, of Parent, contemplated by the Merger Agreement. Each of the Shareholders acknowledges receipt and review of a copy of the Merger Agreement and Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, Parent's Proxy Statement dated April 14, 1999, and each report and registration statement filed with the Securities and Exchange Commission by Parent on Forms 10- Q and 8-K since December 31, 1998.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

                  Each of the Shareholders hereby represents and warrants, severally and not jointly, to Parent as follows:

                  Section 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Where such Shareholder is a corporation, partnership or other entity, the execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of such Shareholder, and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate such transactions and where such Shareholder is an individual, such individual has the capacity to enter into this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

                  Section 3.2 NO CONFLICT. (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, (i) where such Shareholder is a corporation, partnership or other entity, conflict with or violate the organizational documents of such Shareholder, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which such Shareholder is a party or by which such Shareholder (or the Shares held of record or Beneficially Owned by such Shareholder) is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under,

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or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held of record or Beneficially Owned by such Shareholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder (or the Shares held of record or Beneficially Owned by such Shareholder) is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 3.2, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent the performance by such Shareholder of its material obligations under this Agreement.

                           (b) The execution and delivery of this Agreement by
such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of federal or state securities and antitrust laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the performance by such Shareholder of its material obligations under this Agreement.

                  Section 3.3 TITLE TO THE SHARES. As of the date hereof, such Shareholder is the record or Beneficial Owner of the Shares listed opposite the name of such Shareholder on such Shareholder's signature page hereto. The Shares listed opposite the name of such Shareholder on such Shareholder's signature page hereto are all the securities of the Company either held of record or Beneficially Owned by such Shareholder. Such Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares held of record or Beneficially Owned by such Shareholder. The Shares listed opposite the name of such Shareholder on such Shareholder's signature page hereto are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on such Shareholder's voting rights, charges and other encumbrances of any nature whatsoever other than Liens under applicable Law.


                                   ARTICLE IV

                          COVENANTS OF THE SHAREHOLDER

                  Section 4.1 NO INCONSISTENT AGREEMENTS. Each Shareholder hereby represents, warrants, covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Shareholder has not and shall not, and will use its reasonable best efforts to not permit any Person under such Shareholder's control (including any Record Holder) to, enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares held of record or Beneficially

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Owned by such Shareholder which, in either case, is inconsistent with this
Agreement.

                  Section 4.2 TRANSFER OF TITLE. Each Shareholder hereby covenants and agrees that such Shareholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or options, warrants or other convertible securities to acquire or purchase Company Common Stock (collectively "DERIVATIVE SECURITIES") or any other securities or rights convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Parent (provided nothing contained herein will be deemed to restrict the exercise or conversion of Derivative Securities outstanding on the date hereof), unless the Person to whom Shares or Derivative Securities have been sold, assigned, pledged, hypothecated, transferred, exchanged or disposed agrees to be bound by this Agreement as if a party hereto. Each Shareholder hereby agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Shares inconsistent with the terms of this Section 4.2.


                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1 NO SOLICITATION. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with its terms, the Shareholders (a) shall not have, or shall immediately terminate any discussions with, any third party concerning an Acquisition Proposal and (b) shall not, and shall not permit any officer, director, employee, controlled Affiliate, investment banker or other agent (in such agency capacity), of the Shareholder to, directly or indirectly, (i) solicit, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by the Shareholder or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than Parent, relating to an Acquisition Proposal, (ii) provide information with respect to the Company or any of its subsidiaries to any Person, other than Parent, relating to a possible Acquisition Proposal by any person other than Parent, (iii) enter into an agreement with any person, other than Parent, providing for a possible Acquisition Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any Person, other than by Parent.

                  Section 5.2 TERMINATION. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) unless this Agreement is extended by agreement of each of the parties hereto, December 31, 1999. Upon such termination,

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no party shall have any further obligations or liabilities hereunder; PROVIDED,
HOWEVER, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations, warranties, covenants and agreements set forth in this Agreement prior to such termination.

                  Section 5.3 ADDITIONAL SHARES. If, after the date hereof, a Shareholder acquires the right to vote any additional shares of Company Common Stock (any such shares shall be referred to herein as "ADDITIONAL SHARES"), including, without limitation, upon exercise or conversion of any Derivative Security or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been outstanding Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon the acquisition by a Shareholder of record or Beneficial Ownership of such Additional Shares.

                  Section 5.4 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section 5.5 ENTIRE AGREEMENT. This Agreement together with the Affiliate Letters, in the form attached as Exhibit D to the Merger Agreement, if and to the extent entered into by each Shareholder and Parent, constitutes the entire agreement between Parent and the Shareholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Parent and the Shareholders with respect to the subject matter hereof.

                  Section 5.6 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  Section 5.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

                  Section 5.8 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given

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or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

                  If to a Shareholder to the address set forth on such Shareholder's signature page hereto.

                  If to Parent, to:

                  c/o Metromedia Fiber Network Services, Inc.
                  1 North Lexington Avenue
                  White Plains, NY  10601
                  Attention:  General Counsel
                  Fax: (914) 421-6777

                  with a copy to:

                  Douglas A. Cifu, Esq.
                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY 10019
                  Fax:  (212) 757-3990

                  Section 5.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without giving effect to the provisions thereof relating to conflicts of law.

                  Section 5.10 OBLIGATIONS OF SHAREHOLDERS. The obligations of the Stockholders hereunder shall be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Shareholder.

                  Section 5.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

                  Section 5.12 OFFICERS AND DIRECTORS. No person who is or becomes (during the term of this Agreement) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to any Shareholder

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by virtue of, any actions taken by any Shareholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement and the transactions contemplated thereby, and no such actions shall be deemed a breach or default under this Agreement.


















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                  IN WITNESS WHEREOF, each of the Shareholders and Parent have caused this Agreement to be duly executed on the date hereof.


                              METROMEDIA FIBER NETWORK, INC.


                              By:   /s/ Howard Finkelstein
                                 ------------------------------------------
                                 Name: Howard Finkelstein
                                 Title: President











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                              KLINE HAWKES CALIFORNIA SBIC, L.P.

                               By: Kline Hawkes California SBIC GP, a limited
                                     partnership, its general partner

                               By: Kline Hawkes Management SBIC, Inc., its
                                     general partner

                              By:   /s/ Frank R. Kline, Jr.
                                 ------------------------------------------
                                 Name: Frank R. Kline, Jr.
                                 Title: Chairman

                              NUMBER OF SHARES:      1,818,460

                             ADDRESS: 11726 San Vincente Blvd., #300 Los Angeles, CA 90049



                               /s/ Frank R. Kline
                            ----------------------------------------------
                            Frank R. Kline


                            NUMBER OF SHARES: 1,818,460

                            ADDRESS: 11726 San Vincente Blvd., #300 Los Angeles, CA 90049

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                           TECHGAINS CORP.


                              By:   /s/ Tom Shao
                                 ------------------------------------------
                                 Name: Tom Shao
                                 Title: Managing Director

                           NUMBER OF SHARES:  1,191,690

                           ADDRESS:         2378 W. 239th St.
                                                  Torrance, CA 90501




                           TECHNOLOGY ASSOCIATES MANAGEMENT CO., LTD


                              By:   /s/ Tom Shao
                                 ------------------------------------------
                                 Name: Tom Shao
                                 Title: Managing Director

                           NUMBER OF SHARES:   1,191,690

                           ADDRESS:         2378 W. 239th St.
                                            Torrance, CA 90501



                             /s/ Tom Shao
                           ----------------------------------------------
                           Tom Shao


                           NUMBER OF SHARES: 1,191,690

                           ADDRESS:         2378 W. 239th St.
                                            Torrance, CA 90501

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                              /s/ Hui-Tzu Hu
                           ----------------------------------------------
                           Hui-Tzu Hu

                           NUMBER OF SHARES: 1,443,390

                           ADDRESS:         c/o D-Link Corporation
                                            SF No. 233-2 Pro-Chino Rd.
                                            Tsin-Tren
                                            Taipei, Taiwan R.O.C.











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                              /s/ Sherman Tuan
                           ----------------------------------------------
                           Sherman Tuan

                           NUMBER OF SHARES:   686,540

                           ADDRESS: c/o AboveNet Communications Inc. 50 W. San Fernando Street
                                         San Jose, CA  95113











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                             /s/ David Rand
                           ----------------------------------------------
                           David Rand

                           NUMBER OF SHARES: 481,934

                           ADDRESS: c/o AboveNet Communications Inc. 50 W. San Fernando Street
                                        San Jose, CA  95113











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                             /s/ Peter C. Chen
                           ----------------------------------------------
                           Peter C. Chen


                            NUMBER OF SHARES: 737,800

                            ADDRESS: c/o AboveNet Communications Inc. 50 W. San Fernando Street
                                         San Jose, CA  95113











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                           ----------------------------------------------
                           Peter C. Chen


                            NUMBER OF SHARES: 737,800

                            ADDRESS: c/o AboveNet Communications Inc. 50 W. San Fernando Street
                                         San Jose, CA  95113











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